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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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 FORM 8-K
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 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 13, 2019
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Air T, Inc.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
____________Denver, North Carolina 28037__________
(Address of Principal Executive Offices, and Zip Code)

________________(828) 464-8741__________________
Registrant’s Telephone Number, Including Area Code

______________________Not applicable______________________
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Warrant to purchase AIP	AIRTW	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2019, Aircraft MSN 29922 Trust, a trust controlled by Contrail Aviation Leasing, LLC (“Contrail”), a wholly-owned subsidiary of Contrail Aviation Support, LLC, a 79%-owned subsidiary Air T, Inc. (the “Company”), entered into a purchase agreement to sell one Boeing 737-800 Aircraft with serial number 29922 and two CFM International, Inc., model CFM56-7B24 engines with serial numbers 890420 and 890421, which were previously on lease by Contrail. Upon closing, the total transaction value will exceed $10,000,000.*

Entering into the purchase agreement as discussed above continues Contrail’s business of purchasing aircraft and/or aircraft engines for the purpose of leasing or disassembling them and selling them for parts.

The purchase agreement with respect to the transaction is filed as Exhibit 10.1, which is incorporated herein by reference.

*Portions of the transaction exhibit have been omitted for confidential treatment.

Item 9.01 Financial Statements and Exhibits

10.1.Purchase Agreement, dated December 13, 2019 by and between Wilmington Trust Services (Dublin) Limited and KG Aircraft Rotables Co., Ltd.*
*Portions of the transaction exhibit have been omitted for confidential treatment.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2019

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer

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